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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 19, 1999, accompanying the financial statements of Aydin Corporation and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
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GRANT THORNTON LLP
Philadelphia, Pennsylvania
May 6, 1999